SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant:     X
Filed by a Party other than the Registrant:

Check the appropriate box:

           Preliminary Proxy Statement
           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   X     Definitive Proxy Statement
           Definitive Additional Materials
           Soliciting Material Pursuant to Rule 14a-12

METHODE ELECTRONICS, INC.
(Name of Registrant as Specified in Its Charter)

—————————————————————————————————
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   X     No fee required

            Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement Number:

(3)	Filing Party:

(4)	Date Filed:

METHODE ELECTRONICS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

SEPTEMBER 18, 2001

To the Stockholders of METHODE ELECTRONICS, INC.

     Notice is hereby given that the annual meeting of stockholders of Methode Electronics, Inc. will be held on Tuesday, September 18, 2001 at 3:30 p.m. Chicago time, at the Rosewood Meeting Facility, 9421 West Higgins Road, Rosemont, Illinois for the following purposes:

1.	To elect a board of directors; and

2.	To transact such other business as may properly come before the meeting.

     Stockholders of record as of the close of business on August 6, 2001 will be entitled to vote at the annual meeting. Shares should be represented as fully as possible, since a majority is required to constitute a quorum.

     You are requested to mark, sign, date and mail the accompanying proxy card in the enclosed self-addressed, stamped envelope, whether or not you plan to attend the meeting. You may revoke your proxy for any reason at any time prior to the voting thereof, either by written revocation prior to the meeting or by appearing at the meeting and voting in person. Your cooperation is respectfully solicited.

By order of the Board of Directors. William T. Jensen Chairman

Chicago, Illinois August 17, 2001

METHODE ELECTRONICS, INC.

7401 West Wilson Avenue
Chicago, Illinois 60706
(708) 867-6777

PROXY STATEMENT

Annual Meeting of Stockholders
September 18, 2001

INTRODUCTION

     The enclosed proxy is solicited on behalf of the Board of Directors of Methode Electronics, Inc. (“Methode”), in connection with the annual meeting of stockholders to be held on Tuesday, September 18, 2001 at 3:30 p.m. Chicago time, at the Rosewood Meeting Facility, 9421 West Higgins Road, Rosemont, Illinois.

     The cost of proxy solicitation will be borne by Methode. Certain officers and other regular employees of Methode may devote part of their time (but will not be specifically compensated therefor) to solicitation by mail, telephone, telecopier or in person. Proxies may be revoked at any time prior to the voting thereof. Revocation may be done prior to the annual meeting by written revocation sent to the Secretary of Methode, 7401 West Wilson Avenue, Chicago, Illinois 60706; or it may be done personally upon oral or written request at the annual meeting; or it may be done by appearing at the annual meeting and voting in person.

     This proxy statement was first mailed to stockholders on or about August 17, 2001.

RECORD DATE; VOTING SECURITIES OUTSTANDING

     The close of business on August 6, 2001 is the record date for determining the holders of Methode securities entitled to notice of and to vote at the annual meeting.

     As of July 20, 2001, Methode had outstanding voting securities consisting of 34,690,990 shares of Class A common stock, par value $0.50 per share and 1,093,017 shares of Class B common stock, par value $0.50 per share. The presence at the annual meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of both Class A and Class B common stock is necessary to constitute a quorum. The affirmative vote of the holders of a majority of the Class A common stock present in person or by proxy at the annual meeting will elect three directors, each Class A share having one vote; and the affirmative vote of the holders of a majority of the Class B common stock present in person or by proxy at the annual meeting will elect five directors, each Class B share having one vote. Unless otherwise required by law or Methode’s Restated Certificate of Incorporation, the holders of Class A common stock are entitled to one-tenth of a vote per share and the holders of Class B common stock are entitled to one vote per share on all other matters. A broker non-vote is not counted in determining voting results. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder’s shares will not be voted on such matter. Thus, an abstention from voting on a matter has the same legal effect as a vote “AGAINST” the matter.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Five Percent Stockholders

     The following table sets forth information regarding all persons known to be the beneficial owners of more than 5% of Methode’s voting securities as of July 20, 2001 (except as set forth in the relevant footnote).

Name and Address of Beneficial Owner	Title of Class	Number of Shares and Nature of Beneficial Ownership (1)		Percent of Class
Estate of William J. McGinley	Common Stock
Jane R. McGinley, Executor	Class A	190,844	(2)	*
c/o Louis S. Harrison	Class B	890,901	(3)	81.5%
Lord Bissell & Brook
115 South LaSalle Street
Chicago, Illinois 60603

T. Rowe Price Associates, Inc.	Common Stock
100 East Pratt Street	Class A	1,826,400	(4)	5.3%
Baltimore, Maryland 21202

Firsthand Capital Management, Inc.	Common Stock
Firsthand Funds	Class A	1,800,000	(5)	5.2%
Kevin M. Landis
125 South Market, Suite 1200
San Jose, California 95113

*	Percentage represents less than 1% of the total shares of Class A common stock outstanding as of July 20, 2001.

(1)	Beneficial ownership arises from sole voting and investment power unless otherwise indicated by footnote.

(2)	Includes 155,844 shares of Class A common stock subject to options exercisable within sixty days.

(3)	Includes 10,000 shares of Class B common stock held by Mrs. McGinley individually.

(4)	Based solely on an Amendment to Schedule 13G filed by T. Rowe Price Associates, Inc. (“Price Associates”) with the Securities and Exchange Commission (“SEC”) on February 9, 2001, reflecting ownership as of December 31, 2000. According to the Schedule 13G, Price Associates is deemed the beneficial owner of the 1,826,400 shares, having sole voting power over 426,900 shares and sole dispositive power over all 1,826,400 shares. Price Associates does not serve as custodian of the assets of any of its clients. Accordingly, the ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of such securities, is vested in the clients which Price Associates serves as investment adviser. Certain registered investment companies sponsored by Price Associates also serve as its investment advisers (“T. Rowe Price Funds”). With respect to securities owned by any one of the T. Rowe Price Funds, only two have the right to receive dividends with respect to, and proceeds from the sale of, such securities.

(5)	Based solely on an Amendment to Schedule 13G filed with the SEC on May 23, 2001, reflecting ownership as of December 31, 2000. According to the Schedule 13G, Firsthand Capital Management is an investment adviser registered under the Investment Advisers Act of 1940 and Kevin M. Landis is its control person. Firsthand Funds is an investment company registered under the Investment Company Act of 1940. Kevin M. Landis disclaims beneficial ownership of these shares.

2

Executive Officers, Directors and Director Nominees

     The following table sets forth information regarding Methode’s Class A and Class B common stock beneficially owned as of July 20, 2001 by (i) each director and director nominee, (ii) each of the Named Executives identified in the Summary Compensation Table under “Executive Compensation” and (iii) all current directors and executive officers as a group.

Name of Beneficial Owner	Title of Class	Number of Shares and Nature of Beneficial Ownership (1)		Percent of Class
Michael G. Andre	Common Stock
	Class A	128,699	(2)	*
	Class B	3,799		*

James W. Ashley, Jr	Common Stock
	Class A	18,707	(3)	*
	Class B	0		0

Warren L. Batts	Common Stock
	Class A	0		0
	Class B	0		0

John R. Cannon	Common Stock
	Class A	83,463	(4)	*
	Class B	526	(4)	*

William C. Croft	Common Stock
	Class A	102,107	(3)	*
	Class B	0		0

Donald W. Duda	Common Stock
	Class A	14,707	(5)	*
	Class B	0		0

Kevin J. Hayes	Common Stock
	Class A	142,037	(6)	*
	Class B	3,368		*

William T. Jensen	Common Stock
	Class A	120,133		*
	Class B	0		0

Robert J. Kuehnau	Common Stock
	Class A	56,466	(7)	*
	Class B	0		0

James W. McGinley	Common Stock
	Class A	55,150	(8)	*
	Class B	289	(8)	*

Robert R. McGinley	Common Stock
	Class A	119,200		*
	Class B	23,308		2.1

Raymond J. Roberts	Common Stock
	Class A	119,414	(3)	*
	Class B	6,200		*
3

Name of Beneficial Owner	Title of Class	Number of Shares and Nature of Beneficial Ownership (1)		Percent of Class
George C. Wright	Common Stock
	Class A	98,176	(9)	*
	Class B	6,540	(9)	*
All directors and executive officers as a group
(12 individuals)	Common Stock
	Class A	1,058,259	(10)	3.0
	Class B	44,030	(10)	4.0

*	Percentage represents less than 1% of the total shares of the respective class of common stock outstanding as of July 20, 2001.

(1)	Beneficial ownership arises from sole voting and investment power unless otherwise indicated by footnote.

(2)	Includes 40,000 shares held by his wife and 10,008 shares of Class A common stock subject to options exercisable within sixty days.

(3)	Includes 14,707 shares of Class A common stock subject to options exercisable within sixty days.

(4)	Includes 34,300 and 26 shares of Class A and Class B common stock, respectively, held by Methode’s 401(k) Plan; 7,913 shares of Class A common stock subject to options exercisable within sixty days; 373 and 187 shares of Class A and Class B common stock, respectively, held by his wife and 1,428 shares of Class A common stock held as custodian for his son.

(5)	Represents 14,707 shares of Class A common stock subject to options exercisable within sixty days.

(6)	Includes 48,576 shares of Class A common stock subject to options exercisable within sixty days.

(7)	Includes 8,063 shares of Class A common stock held by Methode’s 401(k) Plan and 24,288 shares of Class A common stock subject to options exercisable within sixty days.

(8)	Includes 8,643 and 268 shares of Class A and Class B common stock, respectively, held in a 401(k) plan; 536 shares of Class A common stock and 21 shares of Class B common stock held by his wife; and 28,435 shares of Class A common stock subject to options exercisable within sixty days.

(9)	Includes 83,469 shares of Class A common stock and 6,540 shares of Class B common stock held in a living trust jointly with his wife and 14,707 shares of Class A common stock subject to options exercisable within sixty days.

(10)	Includes 51,006 and 294 shares of Class A and Class B common stock, respectively, held in retirement plans; 192,755 shares of Class A common stock subject to options exercisable within sixty days; 42,337 and 208 shares of Class A and Class B common stock, respectively, held by family members; and 83,469 shares of Class A common stock and 6,540 shares of Class B common stock held in trust.

4

THE BOARD OF DIRECTORS

     A board of eight directors will be elected at the annual meeting. Each director will hold office until the next annual meeting of stockholders and until his successor is elected and qualified. The shares represented by the proxies given pursuant to this solicitation will be voted for the following nominees unless votes are withheld in accordance with the instructions contained in the proxy. Directors to be elected by the holders of Class A common stock are Warren L. Batts, William C. Croft and George C. Wright. Directors to be elected by the holders of Class B common stock are James W. Ashley, Jr., Donald W. Duda,William T. Jensen, James W. McGinley and Robert R. McGinley. If any of these nominees is not a candidate for election at the annual meeting, an event which the Board of Directors does not anticipate, the proxies will be voted for a substitute nominee appointed by the Board of Directors. Any such action will be consistent with the right of the Class A stockholders to elect a minimum of 25% of the directors.

Information Concerning Nominees

Name	Age	Director Since	Principal Occupation for Last 5 Years and Other Directorships

Directors to be Elected by Class a Stockholders

Warren L. Batts	68	—	Retired Chairman and Chief Executive Officer of Tupperware Corporation, a diversified consumer products company. Mr. Batts is also the Retire Chairman of Premark International, Inc., a div consumer products company. He is a director of Allstate Corporation, Cooper Industries, Inc., Roebuck & Company and Sprint Corporation. Prio to his retirement in 1997, Mr. Batts had been Chairman of Premark International, Inc. since and Chairman and Chief Executive Officer of Tupperware Corporation since its spin-off from Premark International, Inc. in 1996.

William C. Croft	83	1975	Chairman of the Board, Clements National Company, a manufacturer of electrical equipment.

George C. Wright	78	1968	President of Piedmont Co. Inc., a distributor of marine products.

Directors to be Elected by Class B Stockholders

James W. Ashley, Jr.	51	1995	Secretary of Methode since 1995. James W. Ashley, Jr., has been a partner of Lord, Bissell & Brook (a law firm retained as counsel to Methode) since September 1997. Prior thereto, he was the sole shareholder and President of James W. Ashley, Jr. P.C., a corporate partner of the law firm Keck, Mahin & Cate. In December 1997, Keck, Mahin & Cate filed a voluntary petition in bankruptcy under Chapter 11 of the United States Bankruptcy Code.

5

Name	Age	Director Since	Principal Occupation for Last 5 Years and Other Directorships

Donald W. Duda	46	2001	President of Methode since February 2001. Prior thereto, Mr. Duda was Vice President-Interconnect Group since March 2000. Prior thereto, Mr. Duda was with Amphenol Corporation through November 1998 as General Manager of its Fiber Optic Products Division since 1988.

William T. Jensen	74	2001; 1959- 1997	Chairman of the Board since February 2001; President of Methode from December 1994 through January 1997; and prior thereto Senior Executive Vice President of Methode from 1952 through 1994.

James W. McGinley	46	1993	Director, President and Chief Executive Officer of Stratos Lightwave, Inc. since April 12, 2000. Prior thereto, Mr. J. McGinley was President of Methode since August 1998. Prior thereto, Mr. J. McGinley was President from 1994 through 1998 of Methode’s Optical Interconnect Products division. James W. McGinley is the brother of Robert R. McGinley.

Robert R. McGinley	49	2001	President of Image Network, Inc., a producer of feature films and corporate videos. Robert R. McGinley is the brother of James W. McGinley

     The Board of Directors has standing Audit and Compensation Committees. The Board does not have a standing Nominating Committee.

     The Audit Committee held two meetings during the last fiscal year. The functions performed by the committee are to meet with and review the results of the audit performed by Methode’s independent auditors and to recommend the selection of Methode’s independent auditors. Directors James W. Ashley, Jr., Raymond J. Roberts and George C. Wright are members of the Audit Committee. See “Report of the Audit Committee” below for more information regarding the Audit Committee.

     The Compensation Committee held one meeting during the last fiscal year. The functions performed by the committee are to review salaries and bonuses of all officers and key management personnel and the overall administration of Methode’s compensation program. Directors Raymond J. Roberts and William C. Croft are members of the Compensation Committee.

     The Board of Directors held six meetings during the last fiscal year. During their respective tenures, no director attended less than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by the respective committees on which he served.

6

REPORT OF THE AUDIT COMMITTEE

     Pursuant to Methode’s Audit Committee Charter, the Audit Committee oversees Methode’s financial reporting process on behalf of the Board of Directors. A copy of the Audit Committee Charter is attached as Annex A to this proxy statement. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in the Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Methode’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from management and Methode, including the matters in the written disclosures required by the Independence Standard’s Board and considered the compatibility of nonaudit services provided by the auditors to Methode with their independence.

     The Audit Committee discussed with Methode’s independent auditors the overall scope and plans for their audit of Methode’s consolidated financial statements. The Audit Committee meets with the independent auditors, with and, as deemed advisable, without management present, to discuss the results of their examination, their evaluation of Methode’s internal controls, and the overall quality of Methode’s financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has accepted that recommendation) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended April 30, 2001 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE George C. Wright, Chairman Raymond J. Roberts James W. Ashley, Jr.

7

EXECUTIVE COMPENSATION

     The Summary Compensation Table below includes, for each of the fiscal years ended April 30, 2001, 2000 and 1999, individual compensation paid for services to Methode and its subsidiaries to: (i) the two individuals who served as Methode’s chief executive officer during fiscal 2001; (ii) the four other individuals serving as executive officers of Methode at the end of fiscal 2001; and (iii) one retired executive officer (collectively, the “Named Executives”).

SUMMARY COMPENSATION TABLE

				Long Term Compensation
				Awards			Payouts
		Annual Compensation		Restricted Stock	Securities Underlying		LTIP Payouts	All Other Compensation
Name and Principal Position	Year	Salary($)(1)	Bonus($)(2)	($)(3)(4)(5)	Options(#)		($)(6)	($)(7)

William J. McGinley	2001	227,682	239,259	—	—		246,236	1,724,790	(9)
Chairman (8)	2000	294,012	783,696	—	155,844		438,047	3,074
	1999	286,915	815,083	540,311	—		399,286	2,800

William T. Jensen	2001	59,615	237,549	—	100,000		—	—
Chairman (10)

Donald W. Duda	2001	206,647	136,983	—	100,000		—	—
President	2000	21,496	15,454	29,413	—		—

James W. McGinley	2001	215,775	301,988	—	1,729,436	(12)	76,612	5,100
President of Stratos	2000	192,900	230,955	—	58,870		86,272	3,074
Lightwave, Inc. (11)	1999	153,500	142,725	108,062	—		66,655	2,800

Kevin J. Hayes	2001	104,033	167,868	—	5,000		165,223	22,107	(14)
Retired Executive Vice	2000	162,336	277,918	—	97,151		175,219	7,154
President and Chief	1999	144,164	266,033	216,124	—		159,715	6,493
Financial Officer (13)

John R. Cannon	2001	139,192	92,687	—	5,000		186,370	5,100
Senior Executive Vice	2000	138,784	78,114	—	15,825		163,478	3,074
President	1999	135,572	139,799	101,309	—		137,687	2,800

Robert J. Kuehnau	2001	161,972	70,135	—	20,000		73,450	6,332
Vice President,	2000	155,884	83,836	—	48,576		78,848	4,189
Controller and Treasurer	1999	150,092	74,751	108,062	—		71,871	3,809

(1)	Includes the following cash car allowances for the following Named Executives in 2001, 2000, and 1999 respectively: Mr. W. McGinley, $5,200, $7,800 and $7,800; Mr. Duda, $6,000 and $1,300; Mr. J. McGinley, $3,900, $3,900 and $3,900; Mr. Hayes, $2,775, $6,600 and $6,600; Mr. Cannon, $4,200, $4,200 and $4,200; and Mr. Kuehnau, $3,900, $3,900 and $3,900.

(2)	Includes the following payments to the following Named Executives pursuant to the Supplemental Executive Benefit Plan (“SEBP”): Mr. W. McGinley, $400,000 in fiscal 2000 and 1999; Mr. Jensen, $200,000 in fiscal 2001; and Mr. Hayes $100,000 in fiscal 2001, 2000 and 1999. See “Board Compensation Committee Report on Executive Compensation—Bonus Compensation” below for a description of the SEBP.

(3)	These shares of restricted stock were awarded pursuant to the Methode’s Incentive Stock Award Plan (the “Incentive Plan”).

(4)	All restricted stock is valued at the closing price of the Class A common stock on the date of grant.

(5)	Restricted stock awarded under the Incentive Plan vests as of the earliest to occur of (i) the first day of the third year following the year with respect to which the award was made; (ii) retirement at or after age 65; (iii) termination on account of disability; or (iv) death, if termination of employment has not occurred before the executive’s death.

(6)	Long-Term Incentive Plan (“LTIP”) payouts represent amounts paid pursuant to Methode’s Longevity Contingent Bonus Program. See “Long-Term Incentive Plans—Awards in Last Fiscal Year” and “Board Compensation Committee Report on Executive Compensation—Long-Term Incentive” below for a description of the Longevity Contingent Bonus Program.

8

(7)	Includes $5,100 allocated under Methode’s 401(k) Plan in fiscal 2001 to Messrs. W. McGinley, J. McGinley, Hayes, Cannon and Kuehnau. Includes $3,074 and $2,800 allocated under the Methode Employee Stock Ownership Plan in fiscal 2000 and 1999, respectively, to Messrs. W. McGinley, J. McGinley, Hayes, Cannon and Kuehnau. Includes the following above-market interest accruals under Methode’s Capital Accumulation Program in fiscal 2001, 2000 and 1999, respectively: Mr. Hayes, $4,507, $4,080 and $3,693; and Mr. Kuehnau, $1,232, $1,115 and $1,009.

(8)	Mr. William McGinley passed away January 22, 2001.

(9)	Includes a SEBP payment of $400,000 made to a trust as beneficiary under the SEBP and LTIP payments of $1,319,690 made to the Estate of William J. McGinley. See “Board Compensation Committee Report on Executive Compensation” below for more details regarding these payments.

(10)	Mr. Jensen was retained as Chairman of the Board after the death of Mr. W. McGinley.

(11)	Mr. J. McGinley’s compensation for fiscal year 2001 was determined and paid by Stratos Lightwave, Inc. (“Stratos”). After the completion of Stratos’ initial public offering, Methode owned approximately 84.3% of Stratos’ outstanding common stock. All of Methode’s shares of Stratos common stock were distributed to Methode’s stockholders on April 28, 2001.

(12)	Represents options to purchase shares of Stratos common stock.

(13)	Mr. Hayes resigned as an executive officer of Methode in September 2000.

(14)	Includes $12,500 for service as a member of Methode’s Board of Directors.

9

OPTION GRANTS FOR LAST FISCAL YEAR

Set forth below is information on non-qualified stock options to purchase shares of Methode Class A common stock granted to the Named Executives for the fiscal year ended April 30, 2001, which are reflected in the Summary Compensation Table.

	Number of Securities Underlying Options	% of Total Options Granted	Exercise	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Team
Name	Granted (1)	to Employees (2)	Price (3)	Date	5%	10%

William J. McGinley	—	—	—	—	—	—
William T. Jensen	100,000	13.1%	$6.35	5/4/11	$399,000	$1,012,000
Donald W. Duda	100,000	13.1%	$6.35	5/4/11	$399,000	$1,012,000
James W. McGinley (4)	—	—	—	—	—	—
Kevin J. Hayes	5,000	0.7%	$7.45	6/19/11	$ 23,450	$ 59,350
John R. Cannon	5,000	0.7%	$7.45	6/19/11	$ 23,450	$ 59,350
Robert J. Kuehnau	20,000	2.6%	$7.45	6/19/11	$ 93,800	$ 237,400

(1)	These non-qualified stock options to purchase shares of the Company’s Class A common stock were issued pursuant to Methode’s 2000 Stock Plan and may not be exercised until they vest. These awards vest 50% after one year and 100% after two years.

(2)	Based on a total of 761,380 options granted to all employees.

(3)	Fair market value on the date of grant.

(4)	As noted in the Summary Compensation Table above, Mr. J. McGinley’s compensation was determined and paid by Stratos and Mr. J. McGinley only received options to purchase Stratos common stock.

LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR

     Methode has a Longevity Contingent Bonus Program which covers certain officers and key management personnel. The longevity compensation amount is equal to the current bonus received by an eligible employee for a given quarter, and is earned and payable three years after the current quarter only if the eligible employee is still an employee of Methode and his employment performance is satisfactory. If for any reason other than death, disability or retirement the officer or key employee terminates his employment with Methode during the three-year period or his employment performance is not satisfactory, no longevity compensation is payable under this program. The following table includes information regarding amounts payable under the Longevity Bonus Program to the Named Executives based on the bonuses earned in fiscal 2001.

	Performance or Other Period Until	Estimated Future
Name	Maturation or Payout	Threshold ($)	Target ($)	Maximum ($)
William J. McGinley	3 years	239,259	239,259	239,259
William T. Jensen	3 years	37,549	37,549	37,549
Donald W. Duda	3 years	136,983	136,983	136,983
Kevin J. Hayes	3 years	67,868	67,868	67,868
John R. Cannon	3 years	92,687	92,687	92,687
Robert J. Kuehnau	3 years	70,135	70,135	70,135

10

Employment Agreements

     William Jensen Agreement. Methode and William Jensen entered into an Agreement in connection with his election to Chairman of the Board of Directors in February 2001. The agreement provides for Mr. Jensen’s retention through June 30, 2002. Mr. Jensen will receive an annual salary of $250,000 and a quarterly bonus calculated based on Methode’s adjusted pretax profits. Mr. Jensen also received a grant of an option to purchase 100,000 shares of Methode Class A common stock. Methode may terminate the agreement in the event of Mr. Jensen’s death or disability, a material breach of the agreement or for cause.

     Kevin Hayes Agreement. In September 2000, Methode and Kevin Hayes entered into an Agreement in connection with Mr. Hayes’ resignation as Methode’s Executive Vice President and Chief Financial Officer. The agreement provides for Mr. Hayes’ retention through September 30, 2004. Mr. Hayes has agreed to provide assistance to Methode regarding certain financial matters. Mr. Hayes will provide these services on a less than full-time basis during the term of the agreement. Mr. Hayes will receive an annual salary of $15,000 and his outstanding awards under Methode’s Incentive Stock Award Plan, 1997 Stock Plan and Longevity Contingent Bonus Program will continue to vest during the term of the agreement. Mr. Hayes is entitled to receive compensation for board service in the same amounts as Methode’s non-employee directors. Methode may terminate Mr. Hayes’ employment in the event of Mr. Hayes’ death or disability, a material breach of the agreement or for cause.

Director Compensation

     Directors who are not also Methode employees are compensated at the rate of $25,000 annually, plus an attendance fee of $500 for any special board meeting in addition to the regularly scheduled quarterly meetings. Directors who are members of the Compensation or Audit Committees receive an additional $500 for each committee meeting attended. In addition, each non-employee director is eligible to participate in the 2000 Stock Plan. Each non-employee director was granted an option to purchase 5,000 shares of Methode Class A common stock for the fiscal year ended April 30, 2001. These options vest six months after the grant date. With the exception of Mr. Hayes, directors who are also Methode employees are not paid for their services as directors or for attendance at meetings. As described above under “Kevin Hayes Agreement,” Mr. Hayes is entitled to receive compensation for board service in the same amounts as Methode’s non-employee directors.

11

BOARD COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

     Methode’s compensation philosophy is comprised of several elements designed to retain key management personnel, reward performance, reward dedication and historical service to Methode, and to relate executive pay to long-term performance. These elements consist of a base salary, bonus compensation, incentive awards directly relating pay to performance, and long-term incentive awards designed to align executive interests with stockholder interests.

     William J. McGinley served as Methode’s Chairman until his death on January 22, 2001. After Mr. McGinley’s death, Mr. William T. Jensen was elected Chairman of Methode. In connection with his election to Chairman, Methode and Mr. Jensen entered into an agreement in February 2001. The agreement provides for Mr. Jensen’s retention through June 30, 2002.

   Base Salary

     The base salaries of Methode’s executive officers have remained relatively flat, with small increases to reflect inflation. Base salaries were originally set by Mr. W. McGinley. Base salaries are reviewed annually by the Compensation Committee. Although base salaries have not been high relative to other companies of comparable size, the bonus has been a key tool for rewarding performance.

     Mr. W. McGinley was paid a salary of $227,682 in the year ended April 30, 2001. Pursuant to his agreement, Mr. Jensen receives an annual salary of $250,000.

   Bonus Compensation

     Bonus amounts paid to the Named Executives are comprised of two elements: (i) a quarterly cash bonus; and (ii), with respect to Messrs. W. McGinley, Jensen and Hayes, the Supplemental Executive Benefit Plan (the “SEBP”).

     Cash bonuses for all officers and managerial personnel are determined pursuant to a bonus plan reviewed from time to time by the Compensation Committee. Pursuant to the bonus plan, bonus amounts are calculated according to a formula, which assigns certain percentages to different levels of adjusted pretax profits.

     Mr. McGinley earned a cash bonus of $239,259 during fiscal 2001. After his death, a portion of this bonus was paid to the Estate of William J. McGinley. Mr. Jensen was paid a cash bonus of $37,549.

     The SEBP recognizes the dedication and contributions made by certain of the Named Executives during their past years of service. In recognition of the more than forty years of service of Mr. McGinley and Mr. Jensen, the SEBP provided that on an annual basis over a ten year period terminating with fiscal 2001, Mr. McGinley receive an amount equal to $10,000 and Mr. Jensen receive an amount equal to $5,000 for each year of past service up to forty years. Pursuant to the SEBP, the William J. McGinley Trust as beneficiary under the SEBP received a $400,000 payment and Mr. Jensen received a $200,000 payment in fiscal 2001. In recognition of the past years of service of Mr. Hayes, the SEBP provided that on an annual basis over a ten-year period terminating with fiscal 2001, Mr. Hayes receive an amount equal to $5,263 for each year of past service up to twenty years.

   Long-Term Incentive

     Methode has instituted several plans which are designed to provide long-term incentives for executives by relating executive compensation to Methode’s performance over time as well as by rewarding continued service. The Longevity Contingent Bonus Program (the “Bonus Program”) awards officers and key management personnel a matching bonus (equal to the amount of the current quarterly bonus), which will be considered as earned and payable in three years provided that the participant is still employed and performance has been satisfactory. If, for any reason, other than death, disability, or retirement, the officer or key employee terminates his employment with Methode during the three year period, or his employment performance is not satisfactory, no longevity compensation is payable under this program.

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     Mr. McGinley was eligible to receive $1,319,690 in the aggregate pursuant to the Bonus Program during the period between his death and April 30, 2004. The Compensation Committee elected to accelerate these payments upon Mr. McGinley’s death. Therefore, this amount was paid to Mr. McGinley’s estate.

     Mr. Jensen’s total quarterly bonus awards in 2001 were $37,549. He is therefore eligible to receive payments totaling $37,549 in fiscal 2004.

     The Methode Electronics, Inc. 1997 Stock Plan and 2000 Stock Plan (the “Stock Plans”) also provide long-term incentive to employees. The Stock Plans provide for the granting of awards of restricted stock, incentive stock options, nonqualified stock options and stock appreciation rights with respect to the Class A common stock. The Compensation Committee administers the Stock Plans and from time to time grants awards under the Stock Plans to selected eligible directors and employees. Pursuant to his agreement, Mr. Jensen received a grant of an option to purchase 100,000 shares of Methode Class A common stock for fiscal 2001. The Compensation Committee elected to accelerate the vesting of Mr. McGinley’s outstanding options to purchase 155,844 shares of Class A common stock upon his death.

Compensation Committee Raymond J. Roberts William C. Croft

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PERFORMANCE GRAPH

     The following graph sets forth a five year comparison of the cumulative total stockholder returns for the following: (1) Methode’s Class A common stock; (2) Methode’s Class B common stock; (3) the CRSP Total Return Index for The Nasdaq Stock Market (US Companies); (3) the peer group used for the proxy statement for Methode’s 2000 annual meeting (the “Old Peer Group”); and (5) a new custom peer group of publicly traded companies (the “New Peer Group”). All returns were calculated assuming dividend reinvestment on a quarterly basis.

     Methode chose to replace the Old Peer Group with the New Peer Group due to the acquisition of one company in the Old Peer Group, the sale of the relevant line of business by one company in the Old Peer Group and the fact that one company in the Old Peer Group is no longer a public company. The performance of the Old Peer Group is presented for comparative purposes as required by applicable securities regulations and will not be provided in the future. Both the Old Peer Group and the New Peer Group include companies which manufacture, or have business units which manufacture, electrical and electronic connectors, interconnect devices, or controls and components for the automotive, computer, communications systems and other markets. The Old Peer Group includes the following companies: Amphenol Corporation, CTS Corporation, The Cherry Corporation (Class A Common Stock), Molex Incorporated (Class A Common Stock), Robinson Nugent, Inc. and Thomas & Betts Corporation. The New Peer Group includes the following companies: Amphenol Corporation, CTS Corporation, Delphi Automotive Systems Corporation, Littlefuse, Inc., Molex Incorporated (Class A Common Stock), Thomas & Betts Corporation and TRW, Inc.

	April 1996	April 1997	April 1998	April 1999	April 2000	April 2001

Methode Class A	100.0	85.3	97.7	92.2	260.2	94.0

Methode Class B	100.0	84.5	99.2	93.3	311.1	122.3

Nasdaq Stock Market (US Companies)	100.0	105.8	158.2	217.0	328.8	179.7

Old Peer Group	100.0	121.2	174.9	151.9	248.2	168.1

New Peer Group	100.0	116.6	141.2	123.5	157.7	113.5

14

RELATED PARTY TRANSACTION

     The Estate of William J. McGinley owns approximately 80% of Methode’s outstanding Class B common stock. Until his death on January 22, 2001, Mr. W. McGinley served as Methode’s Chairman of the Board. Robert R. McGinley and James W. McGinley are members of Methode’s Board of Directors and, as sons of Mr. W. McGinley, are contingent beneficiaries of his Estate. In connection with the Stratos Lightwave spin-off, the Estate made representations to the Internal Revenue Service that it did not currently intend to sell significant amounts of shares of Methode Class A or Class B common stock. In April 2001, Methode loaned $6,000,000 to Horizon Farms, Inc, an Illinois corporation (“Horizon”), which is owned by the Estate. This loan is payable on June 30, 2003 and bears interest at a rate of 5.25% per annum. The loan is secured by a mortgage lien on certain real property owned by Horizon pursuant to a Mortgage and Security Agreement.

OTHER MATTERS

Independent Public Accountants

     Upon the recommendation of the Audit Committee, Methode’s Board of Directors has selected Ernst & Young LLP to examine Methode’s consolidated financial statements for the fiscal year ending April 30, 2002. Ernst & Young LLP has served Methode in this capacity since 1966.

     Fees paid to Ernst & Young LLP for services performed in fiscal year 2001 were as follows:

Audit Fees	$270,500
Financial Information Systems Design and
Implementation Fees	$ 0
All Other Fees	$146,000

     All other fees relate to benefit plan audits, assistance with business acquisitions, accounting consultations and assistance with SEC registration statements.

     Representatives of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

Section 16(A) Beneficial Ownership Reporting Compliance

     Under the securities laws of the United States, Methode’s directors, its executive officers, and any persons holding more than 10% of the Methode Class A or Class B common stock are required to report their initial ownership of the Class A or Class B common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and Methode is required to disclose in this proxy statement any failure to file by the required dates during its fiscal year ended April 30, 2001. All of these filing requirements were satisfied except that Mr. Robert R. McGinley, a director, and Mr. Douglas A. Koman, Vice President of Corporate Finance, each filed a late Initial Statement of Beneficial Ownership on Form 3. In making these disclosures, Methode has relied solely on written representations of its directors and executive officers and copies of the reports filed with the Commission.

Stockholder Proposals

     All stockholder proposals to be presented at Methode’s annual meeting to be held in 2002 must be received by Methode by April 19, 2002 in order to be considered for inclusion in Methode’s proxy statement relating to the 2002 annual meeting. If a stockholder intends to present a proposal at the 2002 annual meeting but does not intend to have such proposal included in Methode’s proxy statement, notice of such proposal must be received by Methode prior to July 3, 2002 in order to be considered “timely.” If notice of such proposal is not received prior to July 3, 2002, the proposal shall

15

be deemed “untimely” and Methode will have the right to exercise discretionary voting authority with respect to such proposal. These notices should be directed to the Secretary of Methode Electronics, Inc. at 7401 West Wilson Avenue, Chicago, Illinois 60706.

Sec Form 10-K

     A copy of Methode’s Annual Report on Form 10-K filed with the Securities and Exchange Commission will be provided to stockholders without charge upon written request directed to the Secretary of Methode Electronics, Inc. at 7401 West Wilson Avenue, Chicago, Illinois 60706.

Other Business

     The Board of Directors knows of no other business that will be presented at the annual meeting. Should any other business come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

By order of the Board of Directors William T. Jensen Chairman

Chicago, Illinois August 17, 2001 16

ANNEX A

METHODE ELECTRONICS, INC.
AUDIT COMMITTEE CHARTER

ORGANIZATION:

     This charter governs the operation of the audit committee. The committee shall review and reassess the adequacy of this charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY:

     The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Methode Electronics, Inc. financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function and the annual independent audit of the Company’s financial statements. In so doing, it is the responsibility of the committee to maintain free and open communication between the audit committee, independent auditors, manager internal audit and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of Methode Electronics, Inc. and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES:

     The primary responsibility of the audit committee is to oversee the financial reporting process of Methode Electronics, Inc. on behalf of the board and report the results of its activities to the board. Management is responsible for preparing the financial statements for Methode Electronics, Inc., and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting.

SPECIFIC RESPONSIBILITIES:

     The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

1.	Have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the audit committee and board of directors, as representatives of the Company’s shareholders.

2.	Have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors.

3.	Discuss with the independent auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.

A-1

4.	Review and recommend annually to the board the selection of the Company’s independent auditors.

5.	Approve annually the audit fees and other compensation to be paid to the independent auditors.

6.	Discuss with the manager internal audit and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing.

7.	Discuss with management, manager internal audit, and the independent auditors the adequacy and effectiveness of the accounting and financial controls.

8.	Meet separately with the manager internal audit and the independent auditors, with and without management present, to discuss the results of their examinations.

9.	Review with management and the manager internal audit the internal audit function charter, significant findings during the year and management’s responses thereto.

10.	Review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. The chairman of the audit committee or another audit committee member designated by the chairman may represent the entire committee for the purposes of this review.

11.	Review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

12.	Discuss the results of the annual audit and any other matters required to be communicated to the audit committee by the independent auditors under generally accepted auditing standards.

13.	Prepare a report for inclusion in the Company’s annual Proxy Statement that describes the audit committee’s composition and responsibilities and how the responsibilities were fulfilled.

A-2

PROXY CARD

METHODE ELECTRONICS, INC.
CLASS A COMMON STOCK
Annual Meeting of Stockholders, September 18, 2001

     The undersigned stockholder of Methode Electronics, Inc. hereby acknowledges receipt of Notice of the Annual Meeting and accompanying Proxy Statement and constitutes and appoints William T. Jensen, Donald W. Duda and James W. Ashley, Jr., or any one or more of them, with full powers of substitution and revocation, to be the attorneys and proxies to vote all shares of Class A Common Stock of Methode Electronics, Inc. which the undersigned is entitled to vote, with all the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of Methode Electronics, Inc. to be held on Tuesday, September 18, 2001 at 3:30 p.m. Chicago time, at the Rosewood Meeting Facility, 9421 West Higgins Road, Rosemont, Illinois and at any adjournments thereof.

(PLEASE SIGN ON THE OTHER SIDE)

7401 WEST WILSON AVENUE CHICAGO, IL 60656-4549	VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Methode Electronics, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717. To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:               KEEP THIS PORTION FOR YOUR RECORDS

   MTHOD1  DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

METHODE ELECTRONICS, INC.
CLASS A COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Election of Directors	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
1. The election of 01) Warren L. Batts, 02) William C. Croft and 03) George C. Wright as Class A directors.	0	0	0	——————————

This proxy shall be voted in accordance with the instructions given and in the absence of such instructions shall be voted for Item 1. If other business is presented at the annual meeting, this proxy shall be voted in accordance with the best judgment of the persons named as proxies on the reverse side.

Any proxy heretofore given by the undersigned to vote at the annual meeting is hereby revoked.

You are urged to mark, sign, date and return your proxy without delay in the return envelope provided for that purpose, which requires no postage if mailed in the United States.

When signing the proxy, please date it and take care to have the signature conform to the stockholder’s name as it appears on the right side of the proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

PROXY CARD

METHODE ELECTRONICS, INC.
CLASS B COMMON STOCK
Annual Meeting of Stockholders, September 18, 2001

     The undersigned stockholder of Methode Electronics, Inc. hereby acknowledges receipt of Notice of the Annual Meeting and accompanying Proxy Statement and constitutes and appoints William T. Jensen, Donald W. Duda and James W. Ashley, Jr., or any one or more of them, with full powers of substitution and revocation, to be the attorneys and proxies to vote all shares of Class B Common Stock of Methode Electronics, Inc. which the undersigned is entitled to vote, with all the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of Methode Electronics, Inc. to be held on Tuesday, September 18, 2001 at 3:30 p.m. Chicago time, at the Rosewood Meeting Facility, 9421 West Higgins Road, Rosemont, Illinois and at any adjournments thereof.

(PLEASE SIGN ON THE OTHER SIDE)

7401 WEST WILSON AVENUE CHICAGO, IL 60656-4549	VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Methode Electronics, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717. To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:               KEEP THIS PORTION FOR YOUR RECORDS

   MTHOD3  DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

METHODE ELECTRONICS, INC.
CLASS B COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Election of Directors	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
1. The election of 01) James W. Ashley, Jr., 02) Donald W. Duda, 03) William T. Jensen, 04) James W. McGinley and 05) Robert R. McGinley as Class B directors.	0	0	0	——————————

This proxy shall be voted in accordance with the instructions given and in the absence of such instructions shall be voted for Item 1. If other business is presented at the annual meeting, this proxy shall be voted in accordance with the best judgment of the persons named as proxies on the reverse side.

Any proxy heretofore given by the undersigned to vote at the annual meeting is hereby revoked.

You are urged to mark, sign, date and return your proxy without delay in the return envelope provided for that purpose, which requires no postage if mailed in the United States.

When signing the proxy, please date it and take care to have the signature conform to the stockholder’s name as it appears on the right side of the proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date